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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                               October 28, 1998

                                    KTI, INC.
              (Exact name of Registrant as specified in Charter)


       New Jersey                       33-85234                   22-2665282
(State or other juris-                (Commission                 (IRS Employer
diction of incorporation)             File Number)                Identification
                                                                      Number)


7000 Boulevard East, Guttenberg, New Jersey                            07093
(Address of principal executive office)                              (Zip Code)
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Registrant's telephone number including area code-                (201) 854-7777


                                 Not Applicable
         (Former name and former address, as changed since last report)
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Item 5.           Other Events.

            On October 28, 1998, KTI, Inc., a New Jersey corporation (the
Company or the Registrant) purchased substantially all of the assets of Russell
Stull Co., Inc., Capitol City Transfer, Inc. and TWTS, Inc., all Maine corporations ("collectively, the Russell Stull Companies") for shares of KTI, Inc. common stock having a value of approximately of $1.4 million. The Company is purchasing the assets of the Russell Stull Companies subject to existing debt of $600,000.

            The Russell Stull Companies have their headquarters in Scarborough,
Maine. They are in the business of hauling non-hazardous waste management in the State of Maine and had revenues of approximately $2.5 million in 1997.

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      ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


      (c) Exhibits.

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
Exhibit Number    Description
--------------    -----------

4.1               Agreement and Plan of Reorganization dated as of October 28,
                  1998, by and among KTI Specialty Waste Services, Inc., Russell
                  Stull Company, Capitol City Transfer, Inc. and TWTS, Inc., all
                  Maine corporations and Russell G. Stull. The exhibits to the Agreement and Plan of Reorganization do not contain information which is material to an investment decision.

4.2               News Release dated November 4, 1998

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          KTI, Inc.
                                          (the Registrant)



Dated:            November 4, 1998        By:    /s/ Martin J. Sergi
                                                 -------------------------------
                                          Name:  Martin J. Sergi
                                          Title: President